Exhibit 99.1
PacBio Announces Third Quarter 2026 Financial Results
MENLO PARK, Calif., November 4, 2026 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended September 30, 2026.
Recent Business Highlights
•Delivered total revenue of $40.6 million, reflecting continued instrument and consumables demand
•SPRQ-Nx adoption built through the quarter, with over half of Revio consumables revenue tied to SPRQ-Nx and two-thirds of the Revio installed base opting to upgrade software for use of SPRQ-Nx by the end of the quarter
•Delivered 35 new Vega systems in the quarter, up 9% year-over-year, with more than 90% sold to new customers, and launched SPRQ-Nx for Vega in late August
•Partnered with GeneDx to add long-read whole genome sequencing capabilities to its genome testing portfolio. The move is expected to deepen PacBio’s role in rare disease and support PacBio's priority to grow clinical work
•Strengthened PacBio’s presence in APAC through Berry Genomics’ Birth Defects Project, a major genomics study in China. The project is expected to put HiFi genome sequencing at the center of large-scale research in the region
•Expanded HiFi’s reach into large-scale population research – the Department of Veterans Affairs awarded Sampled, a high-utilization Revio customer, a five-year contract to provide genomics analyses using long-read whole genome sequencing for the Million Veteran Program
•Initiated a multi-year strategic collaboration with Verily Health to combine HiFi long-read data with real-world clinical data at population scale. The datasets are expected to support discovery and AI model training on Verily’s Workbench platform, which serves more than 20,000 researchers, putting HiFi data in front of a large research community
•Announced collaboration with TychoBio, an AI drug discovery company, to generate full-length RNA datasets with HiFi and Kinnex sequencing. We expect the data will be used to train AI models to predict RNA therapy efficacy and off-target effects, extending PacBio’s rare disease role toward therapy development
•Jim Gibson has stepped down as Chief Financial Officer (CFO). Mark Van Oene has been appointed interim CFO and Bill Meyer has been appointed Chief Accounting Officer (CAO) as PacBio engages in a search for a new CFO

“PacBio is entering an exciting phase as the investments we’ve made in our technology begin to unlock new opportunities,” said Mark Van Oene, President and Chief Executive Officer. “SPRQ-Nx is changing the economics of HiFi sequencing, while growing clinical adoption and strategic collaborations in population genomics and AI are expanding the markets we can serve. We have a tremendous opportunity ahead of us, and my focus is clear: sharpen our execution, prioritize what matters most, and translate the strength of our technology into sustainable growth.”

Third quarter results:

	Q3 2026	Q3 2025
Revenue (in millions)	$40.6	$38.4
Consumable revenue (in millions)	$20.8	$21.3
Instrument revenue (in millions)	$13.2	$11.3
Service and other revenue (in millions)	$6.6	$5.8
RevioTM system placements	15	13
VegaTM system placements	35	32
Annualized Revio pull-through per system	~$204,000	~$236,000
Ending cash, cash equivalents, and investments (in millions)	$199.4	$298.7

Gross profit and margin, operating expenses, net loss, and net loss per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.
GAAP gross profit for the third quarter of 2026 was $13.5 million compared to $15.9 million during the third quarter of 2025. Non-GAAP gross profit for the third quarter of 2026 was $14.6 million compared to $16.2 million for the third quarter of 2025. GAAP gross margin was 33% for the third quarter of 2026 compared to 41% for the third quarter of 2025. Non-GAAP gross margin was 36% for the third quarter of 2026 compared to 42% for the third quarter of 2025. The decline in non-GAAP gross margin was primarily driven by higher memory costs and Vega manufacturing transition costs.
GAAP operating expenses totaled $50.5 million for the third quarter of 2026 compared to $54.8 million for the third quarter of 2025. Non-GAAP operating expenses totaled $47.0 million for the third quarter of 2026 compared to $53.9 million for the third quarter of 2025. The decrease in GAAP and non-GAAP operating expenses primarily reflects lower personnel and related expenses, resulting from PacBio’s restructuring initiatives. GAAP and non-GAAP operating expenses for the third quarter of 2026 and the third quarter of 2025 included non-cash share-based compensation of $8.0 million and $10.1 million, respectively.
GAAP net loss for the third quarter of 2026 was $37.8 million compared to $38.0 million for the third quarter of 2025. Non-GAAP net loss for the third quarter of 2026 was $32.8 million compared to $36.8 million for the third quarter of 2025.
GAAP net loss per share for the third quarter of 2026 was $0.12 compared to $0.13 for the third quarter of 2025. Non-GAAP net loss per share for the third quarter of 2026 was $0.11 compared to $0.12 for the third quarter of 2025.
2026 Financial Outlook
PacBio now expects revenue for the full year 2026 to be in the range of $155 million to $160 million.
Quarterly Conference Call Information
Management will host a quarterly conference call today at 4:30 p.m. Eastern Time to review financial results for the third quarter ended September 30, 2026. Investors can access the call by dialing 1-888-349-0136 (or 1-412-317-0459 for international callers) and requesting to join the “PacBio Q3 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which consist of our HiFi long-read sequencing systems, address solutions across a broad set of research applications, including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement Regarding Use of Non‐GAAP Financial Measures
PacBio reports non‐GAAP results for basic net income (loss) per share, net income (loss), gross margins, gross profit (loss) and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison. For future periods PacBio is unable to reconcile non-GAAP gross margin and non-GAAP operating expenses without unreasonable effort because certain items that impact these measures are out of PacBio’s control or cannot be reasonably predicted at this time, and their probable significance cannot be determined.

PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of acquired intangible assets, amortization of a patent license, interest expense related to the liability incurred in connection with the PGI settlement, and changes in fair value of contingent consideration, and further excludes infrequent and limited charges including impairment charges, restructuring-related expenses for discrete restructuring events, settlement charges, disposition of short-read assets, benefits from income taxes and other adjustments and rounding differences.
Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements relating to PacBio’s initiatives as well as the expected financial impact and timing of these plans and initiatives, including PacBio's expectations regarding long-read sequencing and SPRQ-Nx; PacBio's expectations regarding its restructuring efforts; PacBio’s financial guidance and expectations for future periods; the expected benefits of PacBio’s collaborations and customer programs, including with TychoBio and Verily Health; new and continued reception of PacBio’s products and their expansion into new or existing markets; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, but not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; PacBio’s ability to realize the anticipated benefits of its collaborations; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of new, increased or enhanced tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; high costs of computer memory components; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and global economic or political instability, including war and other international conflicts, such as the conflicts in the Middle East. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
ir@pacb.com

Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue:
Product revenue	$34,002	$32,597	$98,486	$96,793
Service and other revenue	6,562	5,844	18,263	18,567
Total revenue	40,564	38,441	116,749	115,360
Cost of Revenue:
Cost of product revenue (1) (4) (5) (8)	21,795	19,204	62,711	65,559
Cost of service and other revenue (1)	5,116	3,078	14,540	11,709
Amortization of acquired intangible assets	183	183	549	4,711
Loss on purchase commitment (2)	—	75	—	4,167
Total cost of revenue	27,094	22,540	77,800	86,146
Gross profit	13,470	15,901	38,949	29,214
Operating Expense:
Research and development (1)	20,223	22,846	62,853	74,428
Sales, general and administrative (1) (2) (4)	29,416	31,099	93,962	107,442
Impairment charges (3)	—	—	—	15,000
Settlement charges (4)	—	—	15,400	—
Gain on disposal of assets (5)	—	—	(45,796)	—
Amortization of acquired intangible assets (6)	833	833	2,499	363,708
Change in fair value of contingent consideration (7)	—	—	—	(18,700)
Total operating expense	50,472	54,778	128,918	541,878
Operating loss	(37,002)	(38,877)	(89,969)	(512,664)
Interest expense (9)	(2,057)	(1,739)	(5,907)	(5,214)
Other income, net	1,482	2,999	5,525	11,989
Loss before income taxes	(37,577)	(37,617)	(90,351)	(505,889)
Income tax provision	269	383	511	116
Net loss	$(37,846)	$(38,000)	$(90,862)	$(506,005)

Net loss per share:
Basic	$(0.12)	$(0.13)	$(0.29)	$(1.69)
Diluted	$(0.12)	$(0.13)	$(0.29)	$(1.69)

Weighted average shares outstanding used in calculating net loss per share:
Basic	311,247	300,844	309,260	299,303
Diluted	311,247	300,844	309,260	299,303
(1)Balances for the three and nine months ended September 30, 2026 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)Balances for the three and nine months ended September 30, 2025 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(3)In-process research and development ("IPR&D") impairment charge during the nine months ended September 30, 2025 was driven primarily by macroeconomic factors and restructuring initiatives, including the focus on long-read innovation, resulting in changes to the timing and amounts of cash flows.
(4)Balances for the nine months ended September 30, 2026 include litigation settlement charges and related legal fees in connection with the agreement entered into with Personal Genomics of Taiwan, Inc. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(5)Balances for the nine months ended September 30, 2026 include amounts related to the disposition of short-read assets, including the gain on the sale of certain assets related to our short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies, and related non-recurring customer transition costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(6)Balance for the nine months ended September 30, 2025 includes accelerated amortization of acquired intangible assets related to restructuring initiatives. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(7)Change in fair value of contingent consideration during the nine months ended September 30, 2025 was due to fair value adjustments of milestone payments payable upon the achievement of a milestone event.
(8)Balances for the three and nine months ended September 30, 2026 include amortization of a patent license acquired in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.
(9)Interest expense for the three and nine months ended September 30, 2026 includes amounts related to the liability incurred in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2026	December 31, 2025
Assets
Cash and investments	$199,418	$279,506
Accounts receivable, net	38,323	35,448
Inventory, net	60,278	49,285
Prepaid expenses and other current assets	9,802	10,793
Property and equipment, net	29,277	24,146
Operating lease right-of-use assets, net	39,409	41,695
Restricted cash	1,662	1,552
Intangible assets, net	12,164	15,124
Goodwill	317,761	317,761
Other long-term assets	13,002	8,773
Total Assets	$721,096	$784,083

Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$10,920	$20,770
Accrued expenses	33,805	33,646
Deferred revenue	21,573	19,865
Operating lease liabilities	62,311	57,040
Convertible senior notes, net	643,058	645,382
Other liabilities	10,809	2,031
Stockholders' equity (deficit)	(61,380)	5,349
Total Liabilities and Stockholders' Equity (Deficit)	$721,096	$784,083

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP net loss	$(37,846)	$(38,000)	$(90,862)	$(506,005)
Change in fair value of contingent consideration (1)	—	—	—	(18,700)
Settlement charges (2)	—	—	17,088	—
Amortization of acquired intangible assets	1,016	1,016	3,048	9,160
Amortization of patent license (3)	516	—	1,032	—
Disposition of short-read assets (4)	204	—	(44,675)	—
Interest expense (5)	316	—	685	—
Income tax benefit (6)	—	—	—	(546)
Restructuring and related charges (7)	2,962	137	2,962	394,888
Non-GAAP net loss	$(32,832)	$(36,847)	$(110,722)	$(121,203)

GAAP basic net loss per share	$(0.12)	$(0.13)	$(0.29)	$(1.69)
Change in fair value of contingent consideration (1)	—	—	—	(0.06)
Settlement charges (2)	—	—	0.06	—
Amortization of acquired intangible assets	—	—	0.01	0.03
Disposition of short-read assets (4)	—	—	(0.14)	—
Restructuring and related charges (7)	0.01	—	0.01	1.32
Other adjustments and rounding differences	—	0.01	(0.01)	—
Non-GAAP basic net loss per share	$(0.11)	$(0.12)	$(0.36)	$(0.40)

GAAP gross profit	$13,470	$15,901	$38,949	$29,214
Settlement charges (2)	—	—	500	—
Amortization of acquired intangible assets	183	183	549	4,711
Amortization of patent license (3)	516	—	1,032	—
Disposition of short-read assets (4)	204	—	1,121	—
Restructuring and related charges(7)	275	71	275	12,446
Non-GAAP gross profit	$14,648	$16,155	$42,426	$46,371

GAAP gross profit %	33%	41%	33%	25%

Non-GAAP gross profit %	36%	42%	36%	40%

GAAP total operating expense	$50,472	$54,778	$128,918	$541,878
Change in fair value of contingent consideration (1)	—	—	—	18,700
Settlement charges (2)	—	—	(16,588)	—
Amortization of acquired intangible assets	(833)	(833)	(2,499)	(4,449)
Disposition of short-read assets (4)	—	—	45,796	—
Restructuring and related charges(7)	(2,687)	(66)	(2,687)	(382,442)
Non-GAAP total operating expense	$46,952	$53,879	$152,940	$173,687
(1)Change in fair value of contingent consideration during the nine months ended September 30, 2025 was due to fair value adjustments of milestone payments payable upon the achievement of a milestone event.
(2)Balances for the nine months ended September 30, 2026 include litigation settlement charges and related legal fees in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.
(3)Balances for the three and nine months ended September 30, 2026 include amortization of a patent license acquired in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.
(4)Balances for the three and nine months ended September 30, 2026 include amounts related to the disposition of short-read assets, including the gain on the sale of certain assets related to our short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies, and related non-recurring customer transition costs.
(5)Interest expense for the three and nine months ended September 30, 2026 is related to the liability incurred in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.
(6)A deferred income tax benefit during the nine months ended September 30, 2025 is primarily related to the change in the deferred tax liability balance resulting from the accelerated amortization of acquired intangible assets and IPR&D impairment.
(7)Restructuring and related charges during the three and nine months ended September 30, 2026 consist primarily of severance payments, employee benefits, outplacement services and related costs incurred in connection with the 2026 plan and other organizational changes. Restructuring-related costs incurred in connection with the 2025 plan during the three and nine months ended September 30, 2025 consist primarily of costs included in cost of revenue related to excess inventory and purchase commitment losses, as well as costs included in operating expenses related to employee separation, accelerated depreciation, IPR&D impairment, and accelerated amortization of acquired intangibles.